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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 8, 1998



                           NEXT GENERATION MEDIA CORP.
             (Exact name of registrant as specified in its charter)


   Nevada                            2-74785-B                   88-0169543
(State of                    (Commission File Number)        (IRS Employer Iden-
 incorporation)                                               tification No.)


        900 North Stafford Street, Suite 2003, Arlington, Virginia 22203
                    (Address of principal executive offices)


Registrant's telephone number:  (703) 516-9888
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Item 2.  Acquisition or Disposition of Assets.

         (a) The registrant has initiated a series of transactions that are intended to result in the acquisition of United Marketing Solutions Inc., a Virginia corporation ("UMSI"), engaged in the cooperative direct mail marketing business and the sole operating subsidiary of UNICO, Inc., a Delaware corporation ("Unico").

         On May 8, 1998, the registrant acquired 428,185 shares of the Series C Preferred Stock and certain subordinated debt totaling $1,034,000 in Unico. In exchange for Unico's preferred stock and debt, the registrant paid $100,000 and issued 250,000 shares of callable, cumulative, preferred stock, par value $0.01 per share (the "Series A Preferred Stock") together with 166,667 stock purchase warrants for the purchase of one share of common stock each at an exercise price of $0.16 per share and valid for five years from the date of issue.

         The holders of the Series A Preferred Stock, as a class, shall alone be entitled to vote for the election of one director of the registrant's board of directors (the "Board") for the first nine months from the date of issue and shall be entitled to vote for the election of two directors of the Board following nine months from the date of issue. Further, in the event that the registrant proposes to engage in a sale of substantially all of its assets, merge with or into another corporation, change its primary lines of business (those businesses being the direct mail marketing business and community newspaper business), incur more than $5,000,000 in indebtedness or acquire property valued in excess of $5,000,000 and not in the ordinary course of business, such transaction must be approved in advance by at least a majority of the Series A Preferred Stock issued and outstanding at the time of such vote in addition to any other requirements for the registrant to take such action. The sale of the Series A Preferred Stock was a private transaction under Section 3(b) of the Securities Act of 1933, as amended (the "Securities Act").

         On May 8, 1998, the registrant and Unico executed a Stock Purchase Agreement to provide for the acquisition of all of the issued and outstanding stock of UMSI and the merger of UMSI into a special purpose subsidiary of the registrant with UMSI as the surviving corporation, thereby resulting in UMSI becoming a wholly owned subsidiary of the registrant (the "Transaction"). In exchange for the capital stock of UMSI, the registrant shall pay consideration in the form of 200,000 shares of the registrant's common stock. Alternatively, shareholders in Unico (who must approve the Transaction) may receive $0.10 per share of Unico common stock if such holder so elects at the time of the Unico shareholder vote on the Transaction in lieu of such Unico common stock holder's proportionate amount of the 200,000 shares of the registrant's common stock.

         The proposed acquisition by the registrant of UMSI is being


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funded in part through the issuance of common stock and/or cash, as described above. In addition, the registrant has agreed to extinguish certain debts of Unico up to $150,000, to assume certain debts of Unico (principally a secured loan from BancFirst, an Oklahoma banking corporation, in the principal amount of approximately $450,000) and to provide additional cash to Unico of $250,000 in the form of a loan that will be transferred by Unico to its subsidiary, UMSI, to be used as working capital. The cash consideration for the Transaction has been obtained, in part, by the registrant through the sale, in a separate transaction, of 70,000 shares of redeemable, cumulative, preferred stock, par value $0.01 per share (the "Series B Preferred Stock") together with 250,000 stock purchase warrants for the purchase of one share of common stock each at an exercise price of $0.16 per share and valid for five years from the date of issue to T.C. Equities Ltd., a Bahamian investment company ("T.C. Equities"), in exchange for $350,000 in cash. The sale of the Series B Preferred Stock was a private transaction under Section 3(b) of the Securities Act.

         In exchange for the $350,000, the registrant has agreed to provide additional consideration to T.C. Equities in the form of the Series C Preferred stock and certain common stock (described below) of Unico acquired by the registrant. These transactions would result in the transfer of all of the registrant's interests in Unico to T.C. Equities and the acquisition of effective control of Unico by T.C. Equities upon consummation of the Transaction.

         The registrant intends to obtain 45,000, 179,650 and 169,432 shares, respectively, of common stock of Unico (and the cancellation of any options to purchase shares of Unico) (the "Directors' Unico Shares") held by Leon Zajdel ("Zajdel"), Gerard R. Bernier ("Bernier") and Gerald Bomstad, Jr. ("Bomstad"), members of Unico's board of directors, for transfer to T.C. Equities, as described above. The Directors' Unico Shares (and in the case of Bomstad, the acquisition of a promissory note from Unico to Bomstad in the principal amount of $12,000 and with accrued interest of $1,400 that would be forgiven by the registrant) would be obtained through the sale of common stock of the registrant. Further, the registrant intends to exchange certain indebtedness, in an amount of $45,953.91, held by Joel P. Sens ("Sens") for 137,587 shares of common stock of the registrant.

         Certain shareholders of the registrant have, contemporaneous with the above-described transactions, entered into a shareholder agreement whereby they have agreed to vote their shares in order to bring about certain changes in the registrant's management. As a result of (1) this shareholder agreement, (2) a resolution of the Board and (3) the terms of the Series A Preferred Stock, the Board will, upon consummation of the Transaction, be comprised of five directors: one member of the Board will be nominated and elected by the holders of the Series A Preferred


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Stock; two members of the Board will be nominated by Bernier; one member of the
Board will be nominated by Sens; and one member of the Board will be nominated by the other members of the Board. The composition of the Board may change in the future based on certain events or the failure of certain events to occur. The Board intends to appoint Bernier, currently the President and Chief Executive Officer ("CEO") of Unico and UMSI, as President and CEO of the registrant and confirm Bernier as President and CEO of UMSI upon consummation of the Transaction. The registrant intends to appoint Bernier as a consultant pending consummation of the Transaction.

         As indicated above, the cash components of the foregoing transactions were funded in part by the proceeds of the sale of the Series B Preferred Stock and other consideration to T.C. Equities. The registrant hopes to engage in other transactions which may include further sales of common stock and/or loans in order to obtain sufficient funds to complete the Transaction. However, there can be no assurance that the registrant will be able to engage in such transactions or obtain such funds. If the registrant is unable to obtain sufficient additional funds, it will be unable to complete the Transaction, the registrant will be in breach of its contractual obligations to, among others, Unico, and the registrant's business, financial condition and results of operations will be materially adversely affected.

         (b) The registrant will acquire from Unico as part of the Transaction, all of the capital stock of UMSI. UMSI is engaged in cooperative direct mail advertising through franchising and production. UMSI's business involves the design, layout, printing, packaging and distributing of public relations, marketing materials and promotional coupons for private businesses, usually involved in retailing goods or providing professional services. Franchising activities related to this business involve the granting and administering of independent franchise operations to conduct cooperative direct mail advertising sales. As of December 31, 1997, UMSI had approximately 65 active franchise operations. UMSI operates its corporate headquarters and its coupon sales and franchise activities through an office and production facility at 8380 Alban Road, Springfield, VA 22150. UMSI had approximately 95 employees as of December 31, 1997. The registrant intends to continue such use of such property and facilities.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

         (a) Financial Statements. The registrant shall provide the information required by Item 310 (c) and (d) of Regulation S-B in lieu of the financial information required by Item 7 of this Form, by amendment, within sixty days of the date on which this Form 8-K must be filed.

         (c) Exhibits.



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Exhibit 2.1       Letter agreement dated as of March 18, 1998 among the
                  registrant, Renaissance Capital and the Duncan-Smith Company providing for the purchase of the Series C Preferred stock and certain indebtedness of UNICO, Inc.

Exhibit 2.2 Amendment dated as of April 30, 1998 to the letter agreement dated as of March 18, 1998 among the registrant, Renaissance Capital and the Duncan-Smith Company providing for the purchase of the Series C Preferred stock and certain indebtedness of UNICO, Inc.

Exhibit 2.3 Stock Purchase Agreement and Plan of Merger among Unico, UMSI, United Marketing Merger Corp. and the registrant dated as of May 8, 1998.

Exhibit 2.4 Stock Purchase and Shareholders Agreement among Gerard R. Bernier, Joel P. Sens, Lawrence Grimes, Kenneth Brochin, David Grossman and Jeffrey Sens dated as of May 12, 1998.

Exhibit 2.5 Bill of Sale and General Release between Goodhue Smith, as attorney-in-fact, and the registrant providing for the purchase of the subordinated debt in and Series C Preferred stock of Unico, Inc. dated as of May 8, 1998.

Exhibit 2.6 Escrow Agreement among Joel Sens, T.C. Equities Ltd., the Law Office of Shane Henty Sutton, P.C. and the registrant dated as of May 1, 1998.

Exhibit 2.7 Stock Purchase Agreement among Joel Sens, Unico Inc., T.C. Equities Ltd. and the registrant dated as of May 4, 1998.

Exhibit 2.8 Securities Subscription Agreement between T.C. Equities Ltd. and the registrant dated as of May 7, 1998.

Exhibit 4.1 Resolutions of the Board of Directors as of April 17, 1998 providing for the designations of the Series A Preferred and Series B Preferred stock and authorizing the transactions.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NEXT GENERATION MEDIA CORP.
                                                    (Registrant)

Date:  May 26, 1998                       /s/  Lawrence Grimes
                                        ----------------------
                                        By:    Lawrence Grimes
                                        Title: President



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                                INDEX TO EXHIBITS

Exhibit No.         Description                                                       Page
-----------         -----------                                                       ----
2.1           Letter agreement dated as of March 18, 1998 among the registrant,
              Renaissance Capital and the Duncan-Smith Company providing for the        9
              purchase of the Series C Preferred stock and certain indebtedness of UNICO, Inc.


2.2           Amendment dated as of April 30, 1998 to the letter agreement dated
              as of March 18, 1998 among the registrant, Renaissance Capital and       18
              the Duncan-Smith Company providing for the purchase of the Series
              C Preferred stock and certain indebtedness of UNICO, Inc.


2.3           Stock Purchase Agreement and Plan of Merger among Unico, UMSI,
              United Marketing Merger Corp. and the registrant dated as of May         20
              8, 1998.


2.4           Stock Purchase and Shareholders Agreement among Gerard R. Bernier,
              Joel P. Sens, Lawrence Grimes, Kenneth Brochin, David Grossman and       54
              Jeffrey Sens dated as of May 12, 1998.


2.5           Bill of Sale and General Release between Goodhue Smith, as
              attorney-in-fact, and the registrant providing the purchase of the       65
              subordinated debt in and Series C Preferred stock of Unico, Inc.
              dated as of May 8, 1998.


2.6           Escrow Agreement among Joel Sens, T.C. Equities Ltd., the Law
              Office of Shane Henty Sutton, P.C. and the registrant dated as of        68
              May 1, 1998.


2.7           Stock Purchase Agreement among Joel Sens, Unico Inc., T.C.
              Equities Ltd. and the registrant dated as of May 4, 1998.                72


2.8           Securities Subscription Agreement between T.C. Equities Ltd. and
              the registrant dated as of May 7, 1998.                                  80





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
4.1           Resolutions of the Board of Directors as of April 17, 1998
              providing for the designations of the Series A Preferred and             91
              Series B Preferred stock and authorizing the transactions.




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